EXHIBIT 12

Protective Life Corporation

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars In Thousands)

Computation of Ratio of Consolidated Earnings to Fixed Charges

Income (loss) from continuing operations before income tax	$258,266	$225,308	$470,231	$335,217	$382,185	$(143,328)	$369,720

Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	79,130	79,553	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	1,178	1,127	2,267	2,300	2,200	2,133	2,567

Add Interest Credited on Investment Products	485,550	490,348	993,574	972,806	993,245	1,043,676	1,010,944

Earnings before Interest, Interest Credited on Investment Products and Taxes	$824,124	$796,336	$1,625,151	$1,461,353	$1,491,720	$1,039,981	$1,507,731

Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	79,130	79,553	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	1,178	1,127	2,267	2,300	2,200	2,133	2,567

Add Interest Credited on Investment Products	485,550	490,348	993,574	972,806	993,245	1,043,676	1,010,944

Interest Expense, Imputed Interest Expense on Operating Leases and Interest Credited on Investment Products	$565,858	$571,028	$1,154,920	$1,126,136	$1,109,535	$1,183,309	$1,138,011

Earnings before Interest, Interest Credited on Investment Products and Taxes Divided by Interest expense, Imputed Interest on Operating Leases and Interest Credited on Investment Products	1.5	1.4	1.4	1.3	1.3	0.9	1.3

Computation of Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products

Income (loss) from continuing operations before income tax	$258,266	$225,308	$470,231	$335,217	$382,185	$(143,328)	$369,720

Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	79,130	79,553	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	1,178	1,127	2,267	2,300	2,200	2,133	2,567

Earnings before Interest and Taxes	$338,574	$305,988	$631,577	$488,547	$498,475	$(3,695)	$496,787

Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	79,130	79,553	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	1,178	1,127	2,267	2,300	2,200	2,133	2,567

Interest Expense and Imputed Interest on Operating Leases	$80,308	$80,680	$161,346	$153,330	$116,290	$139,633	$127,067

Earnings before Interest and Taxes Divided by Interest Expense and Imputed Interest on Operating Leases	4.2	3.8	3.9	3.2	4.3	(0.0)	3.9